UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2026

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information in Item 2.03 is hereby incorporated by reference into this Item 1.01.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 9, 2026, i3 Verticals, LLC (the “Borrower”), a Delaware limited liability company and subsidiary of i3 Verticals, Inc. (the “Company”), entered into that certain Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”). The Amended and Restated Credit Agreement replaces Borrower’s prior Credit Agreement, dated as of May 8, 2023, among the Borrower, the guarantor and lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended. The Amended and Restated Credit Agreement provides for aggregate commitments of $350 million in the form of a senior secured revolving credit facility (the “Revolver”).
The Amended and Restated Credit Agreement provides that the Borrower has the right to seek additional commitments to provide additional term loan facilities or additional revolving credit commitments in an aggregate principal amount up to, as of any date of determination, the sum of (i) the greater of $100 million and 100% of the Borrower’s consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) for the most recently completed four quarter period, plus (ii) the amount of certain prepayments of certain indebtedness. The provision of any such additional amounts under the additional term loan facilities or additional revolving credit commitments are subject to certain additional conditions and the receipt of certain additional commitments by existing or additional lenders.
The proceeds of the Revolver, together with proceeds from any additional amounts under the additional term loan facilities or additional revolving credit commitments, may be used by the Borrower to finance working capital, capital expenditures and other lawful corporate purposes.
Borrowings under the Revolver will be made, at the Borrower’s option, at the base rate or the Term SOFR Rate, plus, in each case, an applicable margin. The base rate is a fluctuating rate of interest per annum equal to the highest of (a) the greater of the federal funds rate or the overnight bank funding rate, plus ½ of 1%, (b) the Wall Street Journal prime rate and (c) the Term SOFR Rate for an interest period of one month, plus 1%; provided, that the base rate shall not be less than 1% in any event. The applicable margin is based upon the Borrower’s consolidated total net leverage ratio (as defined in the Amended and Restated Credit Agreement), as reflected in the schedule below:

Consolidated Total Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Term Benchmark Loans	Base Rate Loans
> 3.00 to 1.0	0.275%	2.50%	2.50%	1.50%
> 2.50 to 1.0 but ≤ 3.00 to 1.0	0.225%	2.00%	2.00%	1.00%
> 2.00 to 1.0 but ≤ 2.50 to 1.0	0.175%	1.75%	1.75%	0.75%
≤ 2.00 to 1.0	0.125%	1.50%	1.50%	0.50%
In addition to paying interest on outstanding principal under the Revolver, the Borrower will be required to pay a commitment fee equal to the product of between 0.125% and 0.275% (the applicable percentage depending on the Borrower’s consolidated total net leverage ratio as reflected in the schedule above) times the actual daily amount by which $350 million exceeds the total amount outstanding under the Revolver and available to be drawn under all outstanding letters of credit.
The Borrower will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Amended and Restated Credit Agreement, whether such amounts are issued under the Revolver or under the additional term loan facilities or additional revolving credit facilities, at any time without premium or penalty. In addition, if the total amount borrowed under the Revolver exceeds $350 million at any time, the Amended and Restated Credit Agreement requires the Borrower to prepay such excess outstanding amounts.

All obligations under the Amended and Restated Credit Agreement are unconditionally guaranteed by the Company and each of the Company’s existing and future direct and indirect material, wholly owned domestic subsidiaries, subject to certain exceptions. The obligations are secured by first-priority security interests in substantially all tangible and intangible assets of the Borrower, the Company and each subsidiary guarantor, in each case whether owned on the date of the initial borrowings or thereafter acquired.
The Amended and Restated Credit Agreement requires the Borrower to maintain a consolidated interest coverage ratio (as defined in the Amended and Restated Credit Agreement) of not less than 3.00 to 1.00 and a consolidated total net leverage ratio (as defined in the Amended and Restated Credit Agreement) of not more than 4.00 to 1.00, in each case as of the end of each fiscal quarter of the Borrower. In addition, the Amended and Restated Credit Agreement places certain restrictions on the ability of the Borrower, the Company and their subsidiaries to, among other things, incur debt and liens; merge, consolidate or liquidate; dispose of assets; enter into hedging arrangements; make certain restricted payments; undertake transactions with affiliates; enter into sale-leaseback transactions; make certain investments; prepay or modify the terms of certain indebtedness; and modify the terms of certain organizational agreements.
The Amended and Restated Credit Agreement contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents and certain changes in control.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement and to the Amended and Restated Security and Pledge Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Amended and Restated Credit Agreement, dated as of October 9, 2026, among i3 Verticals, LLC, the guarantor and lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2*	Amended and Restated Security and Pledge Agreement, dated as of October 9, 2026, among i3 Verticals, LLC, the obligor parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. i3 Verticals agrees to furnish, on a supplemental basis, a copy of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2026

i3 VERTICALS, INC.

By:	/s/ Geoff Smith
Name:	Geoff Smith
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)